ITEM 24.(b)
                                                               OTHER EXHIBIT (b)

                          GENERAL NEW YORK MUNICIPAL BOND FUND, INC.

                       Certificate of Assistant Secretary

     The undersigned, Stephanie Pierce, Vice President, Assistant Treasurer and Assistant Secretary of General New York Municipal Bond Fund, Inc. (the "Fund"), hereby certifies that set forth below is a copy of the resolution adopted by the Fund's Board authorizing the signing by Margaret W. Chambers, Marie E. Connolly, Douglas C. Conroy, Frederick C. Dey, Christopher J. Kelley, Kathleen K. Morrisey, Stephanie Pierce, Elba Vasquez and Karen Jacoppo-Wood on behalf of the proper officers of the Fund pursuant to a power of attorney:

            RESOLVED, that the Registration Statement and any and all amendments and supplements thereto, may be signed by any one of Margaret W. Chambers, Marie E. Connolly, Douglas C. Conroy, Frederick C. Dey, Christopher J. Kelley, Kathleen K. Morrisey, Stephanie Pierce, Elba Vasquez and Karen Jacoppo-Wood as the attorney-in-fact for the proper officers of the Fund, with full power of substitution and resubstitution; and that the appointment of each of such persons as such attorney-in-fact, hereby is authorized and approved; and that such attorneys-in-fact; and each of them, shall have full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection with such Registration Statement and any and all amendments and supplements thereto, as fully to all intents and purposes as the officer, for whom he or she is acting as attorney-in-fact, might or could do in person.

            IN WITNESS WHEREOF, I have hereunto signed my name and affixed the seal of the Fund on February 25, 2000.


                                                /s/ Stephanie Pierce
                                                -----------------------
                                                Stephanie Pierce,
                                                Vice President, Assistant
                                                Treasurer and Assistant
                                                Secretary